Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Scott A. Kingsley, EVP & Chief Financial Officer Office: (315) 445-3121

Community Bank System, Inc.
Completes Merger with Oneida Financial Corp.

SYRACUSE, N.Y. — December 7, 2015 — Community Bank System, Inc. (“Community Bank System”) (NYSE: CBU), the parent company of Community Bank, N.A., announced today that it completed its merger with Oneida Financial Corp. (“Oneida Financial”) (NASDAQ: ONFC) and its banking subsidiaries, The Oneida Savings Bank (“Oneida Savings Bank”) and State Bank of Chittenango, on December 4, 2015.  As a combined financial institution, Community Bank System will have approximately $8.5 billion in assets and $6.8 billion in deposits, and expand its banking footprint in the Mohawk Valley and Central New York.

Mark E. Tryniski, President and Chief Executive Officer of Community Bank System commented, “We are excited about the addition of Oneida Savings Bank and OneGroup to our range of retail and business banking services as well as insurance, benefits consulting, and wealth management services.  Oneida Savings Bank’s rich tradition of community banking and serving its local communities will continue with Community Bank, N.A.  We are committed to our employees and customers and the communities in which they live and work.  We welcome Oneida Financial’s customers, stockholders and employees to Community Bank.”

In conjunction with the closing of the merger, two Oneida Financial directors, Michael R. Kallet, the former Chairman of the Board of Directors and Chief Executive Officer of Oneida Financial, and Eric E. Stickels, the former President and Chief Operating Officer of Oneida Financial, have been appointed to the Boards of Directors of Community Bank System and Community Bank, N.A.

Under the terms of the Agreement and Plan of Merger (“Merger Agreement”), Oneida Financial stockholders were entitled to elect the form of merger consideration to be received in the transaction.  Most of the Oneida Financial stockholders who submitted election forms by the election deadline of November 25, 2015 made the “all-stock” election to receive their merger consideration solely in the form of shares of Community Bank System common stock.  The Exchange Agent, American Stock Transfer & Trust Company, LLC, is in the process of determining the allocation and proration of the merger consideration in accordance with the Merger Agreement, and the final results will be reported in a separate press release as soon as the information becomes available.

About Community Bank System, Inc.

Community Bank System, Inc. operates more than 200 customer facilities across Upstate New York and Northeastern Pennsylvania through its banking subsidiary, Community Bank, N.A. With assets of approximately $8.5 billion, the DeWitt, N.Y. headquartered company is among the country’s 150 largest financial institutions.  In addition to a full range of retail and business banking services, the Company offers comprehensive financial planning, insurance and wealth management services.  The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration and trust services, actuarial and consulting services to customers on a national scale. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.communitybankna.com or http://ir.communitybanksystem.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The following factors, among others, could cause the actual results of CBU’s operations to differ materially from CBU’s expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements.  These statements are based on the current beliefs and expectations of CBU’s management and CBU does not assume any duty to update forward-looking statements.